Hawk Lowers 2005 Guidance Resulting from One-Time Plant Move Charges

CLEVELAND, September 28, 2005—Hawk Corporation (AMEX:HWK) announced today that costs associated with the relocation of its manufacturing facility in Brook Park, Ohio to Tulsa, Oklahoma are running higher than originally forecast. These costs include increased labor and training expenses, scrap costs, equipment refurbishing and costs for expediting product deliveries necessitated by manufacturing inefficiencies associated with the start-up of the Tulsa facility and to keep up with customer demand.

In addition to these costs, as previously disclosed, the Company expected restructuring costs for the relocation project to be approximately $4.5 million in 2005, with the peak of the costs to be incurred in the third quarter of 2005. The Company is revising this restructuring cost estimate and now anticipates the costs to range between $5.0 million and $5.5 million for the full year 2005. As of June 30, 2005 the Company had incurred $2.1 million in restructuring costs.

Based on the additional expenses related to the relocation project and increased restructuring costs, Hawk is revising its income from operations guidance for the second half of 2005 to be between $2.5million and $2.8 million. This represents a decrease of 50% to 55% from income from operations of $5.5 million for the comparable six-month period of 2004. Full year 2005 income from operations is now expected to be between $15.3 million and $15.6 million, or a 9.8% to 11.5% decrease over full year 2004 results of $17.3 million. Previous guidance issued by the Company had 2005 full year income from operations increasing by 7.0% to 9.0% over full year 2004 results.

Based on the revision to income from operations, the Company is also adjusting its expectation for net income to be between $.15 and $.18 per diluted share, after taking into account the restructuring costs of approximately $.35 per diluted share for the full year 2005. This replaces the Company’s prior guidance of net income of $.35 to $.40 per diluted share, after taking into account restructuring costs of approximately $.30 per diluted share. The Company’s 2005 full year effective tax rate is expected to be approximately 61% as a result of the impact of these additional restructuring and relocation costs on the Company’s expected domestic tax losses in 2005. Previously, the Company anticipated its effective tax rate would be in a range of 48% to 53%.

Ronald E. Weinberg, Hawk’s Chairman and CEO, said, “Although moving an entire facility is always a complex project in its own right, we encountered two primary issues outside of our original plan. First, moving the equipment from our Ohio facility involved more time and expense than we originally projected in order to bring it back into production. Second, during a period of robust customer demand, we were not able to build our inventory safety stock to levels that we anticipated. Consequently, we have incurred significant additional expenses to expedite production and keep our customers supplied.” Mr. Weinberg continued, “We have always viewed 2005 as a transition year and look forward to 2006 as these one-time costs are behind us.”

Customer demand has led the Company to operate its Brook Park, Ohio facility longer than anticipated. This on-going operation left the Company with the resulting duplicate fixed overhead and additional labor costs from the operation of the two manufacturing facilities. At the same time, the Tulsa, Oklahoma facility is incurring learning curve inefficiencies as it ramps up to full production levels. As of the end of September, the Tulsa facility is operational. As the fourth quarter commences, the Company’s focus will be on increasing output to match customer demand and improving operating efficiencies. The Company expects to benefit from elimination of the redundant costs of the Brook Park facility beginning in the fourth quarter as it ceases production by mid-October. The Brook Park facility is under contract to be sold in December 2005.

“While we are clearly not satisfied with the extra costs and time involved with the Tulsa move, we are confident that the facility will provide us with the expected cost savings and expanded capacity as we move into 2006. We have always viewed the cost of this move as an investment in Hawk’s long term future and nothing in the additional expenses we have encountered has changed our expectations of the benefits of this strategy,” stated Mr. Weinberg.

The Company
Hawk Corporation is a leading worldwide supplier of highly engineered products. Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction equipment, farm equipment, recreational and performance automotive vehicles. Through its precision components group, the Company is a leading supplier of powder metal and metal injected molded components used in industrial, consumer and other applications, such as pumps, motors and transmissions, lawn and garden equipment, appliances, small hand tools, trucks and telecommunications equipment. The Company’s performance racing group manufactures clutches and gearboxes for motor sport applications and performance automotive markets. Headquartered in Cleveland, Ohio, Hawk has approximately 1,700 employees at 17 manufacturing, research, sales and administrative sites in 6 countries.

Forward-Looking Statements
This press release includes forward-looking statements concerning sales, market share, foreign operations, working capital and other statements that involve risks and uncertainties. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the ability to hire and train qualified people at the Company’s new friction products facility; the ability to transfer production to the new facility and reach satisfactory production levels at the new facility without causing customer delays or dissatisfaction; the ability to achieve the projected cost savings at the new facility, including whether the cost savings can be achieved in a timely manner; higher than currently anticipated costs related to the relocation of the friction products segment facility; the ability of the Company to meet the terms of its credit facilities, including the numerous financial covenants and other restrictions; the Company’s vulnerability to adverse general economic and industry conditions and competition whether or not the Company’s motor segment will be sold and if sold whether the sale can take place in the time or at the price projected by the Company; the impact on the Company’s gross profit margins as a result of changes in product mix; the ability of the Company to begin generating profits from its powder metal facility in China; the effect of the transfer of manufacturing to China and other lower wage locations by other manufacturers who compete with the Company; the effect on the Company’s international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company’s non-U.S. sales continue to increase; the ability of the Company to successfully negotiate new agreements, as they expire, with its unions representing certain of its employees, on terms favorable to the Company without experiencing work stoppages; the ability of the Company to utilize tax loss carryforwards in future periods; the effect of any interruption in the Company’s supply of raw materials or a substantial increase in the price of raw materials; and, the continuity of business relationships with major customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Conference Call
A live Internet broadcast of the Company’s conference call discussing this release can be accessed via the investor relations page on Hawk Corporation’s web site (www.hawkcorp.com) on Wednesday, September 28, 2005 at 9:30 a.m. Eastern time. An archive of the call will be available shortly after the end of the conference call on the investor relations page of the Company’s web site.

Company Contact Information
Joseph J. Levanduski, CFO
(216) 861-3553

Thomas A. Gilbride, Vice President – Finance
(216) 861-3553